LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	The undersigned appoints Patrick S. Lancaster and Richard G. Raymond, individually, as his attorneys-in-fact, with full power and authority to:


(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 with respect to the securities of American Axle & Mfg. Holdings, Inc.(the "Company") with the U.S. Securities and Exchange Commission, national securities exchanges and the Company, as required under Section 16(a) of the Securities Exchange Act of 1934;

(2)	obtain information on
transactions in the Company's securities from third parties, including brokers, employee benefit plan administrators and trustees, and the undersigned authorizes release of such information to each attorney-in-fact;

(3)	perform all other acts necessary or desirable on
the undersigned's behalf in connection with the foregoing.

The
undersigned acknowledges that:

(1)	any documents prepared and/or
executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in the form and contain the information as each attorney-in-fact, in his discretion, deems necessary or desirable;


(2)	neither the Company nor either attorney-in-fact assumes (i) liability for the undersigned's responsibility to comply with the Exchange Act, (ii) liability of the undersigned for any failure to comply with such requirements, or (iii) liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(3)	this Power of
Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

	The undersigned grants the foregoing
attorneys-in-fact full power and authority to act as the undersigned could lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	This Power of Attorney is executed as of September 1, 2003.



									   /s/John J. Bellanti

						Signature



									_________________________________
						Print Name